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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ___________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           Alteon WebSystems, Inc.
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            (Exact Name of Registrant as Specified in its Charter)

                 Delaware                             77-0429769
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(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

50 Great Oaks Boulevard, San Jose, CA                   95119
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(Address of principal executive offices)             (Zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following.   [X]

Securities Act registration statement number to which this
form relates:     333-82605
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               (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                             Name of Each Exchange on Which
to be Registered                                Each Class is to be Registered
------------------------------                  ------------------------------
None
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Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, par value $.001
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                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing on page 64 of the Prospectus included in the Registrant's Form S-1 Registration Statement, No. 333-82605 (the "Registration Statement"), as amended, initially filed with the Securities and Exchange Commission (the "Commission") on July 9, 1999 and is incorporated herein by reference.

Item 2.  Exhibits.

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
  3.2 Amended and Restated Certificate of Incorporation of Registrant to be filed upon the closing of the offering./1/
  3.3 Amended and Restated Bylaws of Registrant effective upon the closing of the offering./1/
  4.1    Specimen Common Stock Certificate./1/
  4.2 Investor Rights Agreement dated June 30, 1999 between Registrant and holders of Registrant's Series A Preferred Stock, Series B
         Preferred Stock, Series C Preferred Stock and Series D Preferred Stock./1/

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/1/ Filed as the like-numbered exhibit to the Registration Statement and incorporated herein by reference.

                                       2.
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                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Alteon WebSystems, Inc.
                                (Registrant)


Date:  September 3, 1999        By: /s/ James G. Burke
                                    -----------------------------------
                                    James G. Burke
                                    Chief Financial Officer

                                       3.